Exhibit 99.1

Akari Therapeutics Reports Full Year 2024 Financial Results and Provides Corporate Update

Advancing development of next-generation precision Antibody Drug Conjugates (ADCs) to address multiple indications across a range of cancer types

Continued progress of lead program, AKTX-101, for the treatment of solid tumors

Platform technology to fuel pipeline with ability to generate novel
ADC candidates across a range of solid/hematological cancers

Leveraging opportunities for non-dilutive capital through partnering of legacy pipeline

Cash on hand expected to be sufficient to fund planned operations into September 2025

BOSTON and LONDON – April 16, 2025 – Akari Therapeutics, Plc (Nasdaq: AKTX), a biotechnology company developing next-generation precision bi-functional antibody drug conjugates (ADC) for the treatment of cancer, today reported its financial results for the fiscal year ended December 31, 2024 and provided a corporate update.

"2024 was a transformational year for Akari with the successful completion of our merger with Peak Bio Inc., and renewed focus on advancing our next-generation precision ADC pipeline candidates,” commented Samir R. Patel, M.D., President and Chief Executive Officer of Akari Therapeutics. “Looking ahead, we have made strategic leadership appointments with key skillsets to continue setting the Company up for success. We recently announced the appointment of Abizer Gaslightwala, a seasoned oncology executive with an impressive track record, who will serve as Akari’s President and Chief

Executive Officer, effective April 21, 2025. I believe with our innovative platform technology and preclinical data demonstrated to date, Akari is well-positioned to become a key player in the ADC space and capitalize on the significant deal-flow seen in early ADC development. We look forward to an exciting year ahead and remain focused on the successful execution of our capital-efficient development strategies.”

Program Highlights

Following the completed merger with Peak Bio, Inc. in November 2024, Akari has focused its efforts on the discovery, research and development of novel anti-cancer payloads with mechanisms of action that differ from currently approved ADC therapies and the application of those payloads against clinically validated targets. Leveraging its platform, the Company is advancing a pipeline of potentially first-in-class, best-in-class ADC candidates that are designed to target and kill cancer cells and stimulate the immune system, or bifunctional ADCs, all while potentially overcoming the limitations inherent in existing therapies.

Lead Candidate: AKTX-101 (TROP2 PH1 ADC) - Novel Payload is a Spliceosome Inhibitor With Multiple Anti-Tumor Mechanisms

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Potential to overcome shortcomings of current ADCs
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Immunostimulatory effects
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Reduced off-target toxicity
•
Overcomes resistance mechanisms
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Potential for synergy with immunotherapies

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Significant advantages over current TROP2 ADCs observed in multiple preclinical models:
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Superior activity
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Prolonged survival
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Less resistance
o
Better tolerability
o
Prolonged survival in combination with checkpoint inhibitors (CPI)

Upcoming Expected Value-Driving Milestones

Next-Generation Precision Bi-Functional ADC Platform

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Present anticipated PH1 Payload preclinical data at scientific conference
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Complete additional preclinical studies for AKTX-101

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Continue to advance pipeline by generating additional validating data on PH1 payload while advancing discovery work on additional novel payloads PH5 and PH6
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Round out Executive Team with critical hires
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Seek licensing/strategic partner for AKTX-101 (TROP2 PH1 ADC)

Legacy Pipeline Assets

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Continue Business Development efforts to secure development partners and provide non-dilutive capital

Summary of Financial Results for Full Year 2024

The net loss from operations for the year ended December 31, 2024 was approximately $21.6 million compared to approximately $16.8 million for the comparable period in 2023. The increase in net loss from operations is primarily attributable to merger related costs of $3.3 million, restructuring costs of $1.7 million and an increase in research and development expenses of $1.5 million which was offset by a reduction in general and administrative expenses of $1.7 million.

The Company reported research and development expenses of $7.0 million for the year ended December 31, 2024 compared to approximately $5.5 million for the comparable period in 2023.

General and administrative expenses were approximately $9.7 million for the year ended December 31, 2024 compared to approximately $11.4 million for the year ended December 31, 2023.

As of December 31, 2024, the Company had cash of approximately $2.6 million. Management anticipates that its cash on hand as of December 31, 2024 including the net proceeds from the private placement of $6.6 million announced in March 2025, is sufficient to fund operations into September 2025.

About Akari Therapeutics

Akari Therapeutics is a biotechnology company developing next-generation precision bi-functional antibody drug conjugates (ADC) for the treatment of cancer. Utilizing its innovative ADC discovery platform, the Company has the ability to generate novel bi-functional ADC candidates and optimize them based on the desired application to target a range of cancers to fuel a growing pipeline. Akari’s lead candidate, AKTX-101, targets the TROP2 receptor on cancer cells and with a proprietary linker, delivers its novel PH1 payload directly into the tumor. Unlike current ADCs that use tubulin inhibitors and DNA damaging agents as their toxin classes, PH1 is a novel bi-functional payload that is designed to disrupt RNA splicing within cancer cells, inducing tumor-specific cell death while generating immunostimulatory effects and minimizing off-target toxicity. Given this mechanism, AKTX-101 has the potential to overcome many of the shortcomings of current ADCs, off-target toxicity and resistance. In preclinical studies, AKTX-101 has shown to have superior activity, prolonged survival, less resistance and better tolerability and safety. Additionally, AKTX-101 has the potential to be synergistic with checkpoint inhibitors and has demonstrated prolonged survival in preclinical models. The Company is generating validating data on its novel payloads to advance its pipeline.

For more information about the Company, please visit www.akaritx.com and connect on X and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company that involve risks and uncertainties relating to future events and the future performance of the Company. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding the ability of the Company to advance its product candidates for the treatment of cancer and any other diseases, and ultimately bring therapies to patients; the Company’s targets, plans, objectives or goals for future operations, including those related to its product candidates; financial projections; future economic performance; business development efforts and securing business development partners and the assumptions underlying or relating to such statements. These statements are based on the Company’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the business; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of the Company’s programs or product candidates; risks related to any loss of the Company’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for the Company’s product candidates, including as a result of potential tariffs; the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by the Company and/or its collaborators or licensees; the extent to which the results from the research and development programs conducted by the Company, and/or its collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of the Company’s product candidates; risks related to competition for the Company’s product candidates; and the Company’s ability to successfully develop or commercialize its product candidates. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release except as required by law.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

908-824-0775

AKTX@jtcir.com

AKARI THERAPEUTICS, PLC

Consolidated Balance Sheets

(amounts in thousands, except share and per share data)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$2,599	$3,845
Restricted cash	60	—
Prepaid expenses	92	299
Other current assets	201	197
Total current assets	2,952	4,341
Goodwill	8,430	—
Other intangible assets	39,180	—
Patent acquisition costs, net	—	14
Total assets	$50,562	$4,355

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,407	$1,671
Accrued expenses	3,137	1,566
Convertible notes	700	—
Convertible notes, related party	250	—
Notes payable	659	—
Notes payable, related party	1,651	—
Warrant liabilities	1,012	1,253
Other current liabilities	94	94
Total current liabilities	19,910	4,584
Other non-current liabilities	383	—
Deferred tax liability	8,040	—
Total liabilities	28,333	4,584

Commitments and contingencies (Note 10)

Shareholders’ equity (deficit):
Share capital of $0.0001 par value
Authorized: 245,035,791,523 and 45,122,321,523 ordinary shares at December 31, 2024 and 2023, respectively; issued and outstanding: 53,186,919,523 and 13,234,315,298 at December 31, 2024 and 2023, respectively	5,319	1,324
Additional paid-in capital	212,706	174,754
Capital redemption reserve	52,194	52,194
Accumulated other comprehensive loss	(738)	(1,040)
Accumulated deficit	(247,252)	(227,461)
Total shareholders’ equity (deficit)	22,229	(229)
Total liabilities and shareholders’ equity (deficit)	$50,562	$4,355

AKARI THERAPEUTICS, PLC

Consolidated Statements of Operations and Comprehensive Loss

(amounts in thousands, except share and per share data)

	Year Ended
	December 31,
	2024	2023
Operating expenses:
Research and development	$6,983	$5,450
General and administrative	9,664	11,356
Merger-related expenses	3,273	—
Restructuring and other expenses	1,723	—
Total operating expenses	21,643	16,806
Loss from operations	(21,643)	(16,806)
Other income (expense):
Interest income	8	82
Interest expense	(244)	—
Change in fair value of warrant liabilities	2,085	6,599
Foreign currency exchange gains (losses), net	6	136
Other expense, net	(3)	(19)
Total other income, net	1,852	6,798
Net loss	$(19,791)	$(10,008)

Net loss per share –– basic and diluted	$(0.00)	$(0.00)
Weighted-average number of ordinary shares used in computing net loss per share –– basic and diluted	23,888,010,485	9,788,980,193

Comprehensive loss:
Net loss	$(19,791)	$(10,008)
Other comprehensive income, net of tax:
Foreign currency translation adjustment	302	(269)
Total other comprehensive income, net of tax	302	(269)
Total comprehensive loss	$(19,489)	$(10,277)